Exhibit 99.1

AMENDMENT NO. 1 TO SUPPORT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment No. 1”), dated as of May     , 2013, to the Support Agreement, dated as of March 13, 2013 (the “Agreement”), is made by and among the individuals listed on Schedule I of the Agreement (collectively, the “Supporting Parties”) and Kroenke Sports & Entertainment, LLC, a Delaware limited liability company (“Parent”, and together with the Supporting Parties, the “Parties”). All capitalized terms that are used but not defined in this Amendment No. 1 shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, Section 6.4 of the Agreement provides for the amendment of the Agreement in accordance with the terms set forth therein;

WHEREAS, as of the date hereof, each Supporting Party is the Beneficial Owner (as defined herein) of the number of OUTD Shares set forth opposite such Supporting Party’s name on Schedule I of the Agreement; and

WHEREAS, concurrently with the execution and delivery of this Amendment No. 1, Parent, OUTD and Merger Sub are entering into Amendment No. 2 to the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

AMENDMENT TO SUPPORT AGREEMENT

Section 1.1 Amendment to Section 2.1 of the Agreement. Section 2.1 of the Agreement is hereby amended to incorporate the following two sentences.

Anything herein to the contrary notwithstanding, this Section 2.1 shall not require any Supporting Party to appear at any meeting, in person or by proxy, or vote (or cause to be voted) any of its Covered OUTD Shares to adopt an amendment to the Merger Agreement or take any action that results or could result in the adoption of an amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) decreases the amount or changes the form of the Merger Consideration or (ii) imposes any material restrictions on or additional conditions on the payment of the Merger Consideration to stockholders. For the avoidance of doubt, references to the “Merger Agreement” herein refer to the Merger Agreement as amended by Amendment No. 2 thereto.

Section 1.2 Amendment to Section 6.2(a) of the Agreement. Section 6.2(a) of the Agreement is hereby amended to delete the following sentence, and each Supporting Party expressly and irrevocably waives any right to terminate the Agreement pursuant to such sentence:

In addition to the foregoing, this Agreement may be terminated by the Supporting Parties upon written notice to Parent at any time following a Board Recommendation Change in compliance with Section 6.1(d) of the Merger Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1 No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment No. 1 is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

Section 2.2 Effect of Amendment. This Amendment No. 1 shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment No. 2 by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby.

Section 2.3 Governing Law. This Amendment No. 1 and any claim, controversy or dispute arising under or related thereto, the relationship of the Parties and/or the interpretation and enforcement of the rights and duties of the Parties, whether arising in Law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware, without regard to its rules regarding conflict of laws to the extent that the application of the Laws of another jurisdiction would be required thereby.

Section 2.4 Severability. If any term or other provision of this Amendment No. 1 is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Amendment No. 1 shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the Parties to this Amendment No. 1. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment No. 1 so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Amendment No. 1 are fulfilled to the extent possible.

Section 2.5 Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Amendment No. 1, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

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IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first written above.

SUPPORTING PARTY

By:
Name:
Title:
Address:

[Signature Page to Amendment No. 1 to Support Agreement]

KROENKE SPORTS & ENTERTAINMENT, LLC

By:	/s/ James A. Martin
Name:	James A. Martin
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Support Agreement]